UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

XTENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-2047573
(State of Incorporation)	(I.R.S. Employer Identification No.)

125 Constitution Drive, Menlo Park, CA	94025-1118
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable):

333-136371

Securities to be registered pursuant to Section 12(g) of the Act:

None

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

Incorporated by reference to the “Description of Capital Stock” section of the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 7, 2006, as amended on September 8, 2006, October 6, 2006, November 9, 2006, January 4, 2007, January 11, 2007, and January 30, 2007 or as subsequently amended (Registration No. 333-136371) (the “Registration Statement”).

Item 2.	Exhibits

Since no other securities of the Registrant other than the Registrant’s common stock are registered on The NASDAQ Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, no exhibits are required to be filed with this Form 8-A.

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Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 30, 2007	XTENT, Inc.

	By:	/s/ Gregory D. Casciaro
Gregory D. Casciaro
President and Chief Executive Officer

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